Exhibit 99.1
LONGEVITY ACQUISITION CORPORATION
Yongda International Tower
No. 2277 Longyang Road, Pudong District, Shanghai
People’s Republic of China
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held at [•], 2020
(Record Date — [•], 2020)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Alex Lyamport and Matthew Chen, or either of them, as proxies of the undersigned, with full power to appoint his substitute, and hereby authorizes him to represent and to vote all the ordinary shares of Longevity Acquisition Corporation (“Longevity”), which the undersigned is entitled to vote, as specified below on this card, at the Special Meeting of Shareholders of Longevity Acquisition Corporation, on [•], 2020, at the offices of Longevity’s counsel, Hunter Taubman Fischer & Li LLC, 800 Third Avenue, Suite 2800, New York, New York 10022.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS FOR EACH OF THE PROPOSALS. This proxy authorizes the above designated proxy to vote in his discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE LONGEVITY MERGER PROPOSAL AND “FOR” THE LONGEVITY ADJOURNMENT PROPOSAL (IF PRESENTED), CONSISTING OF PROPOSALS 1 AND 2, RESPECTIVELY.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK.
PROPOSAL 1: To consider and vote upon a proposal to approve the merger, including the Agreement and Plan of Merger, dated as of October 21, 2020, by and among 4d pharma plc, Longevity Acquisition Corporation and Dolphin Merger Sub Limited, and the related agreements and transactions contemplated thereby.
For	Against	Abstain
☐	☐	☐
PROPOSAL 2: To consider and vote upon a proposal to adjourn the special meeting of shareholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based on the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Longevity Merger Proposal.
For	Against	Abstain
☐	☐	☐

Please indicate if you intend to attend this meeting      ☐ YES           ☐ NO
Signature of Shareholder:
Date:
Name shares held in (Please print):	Account Number (if any):
No. of Shares Entitled to Vote:	Stock Certificate Number(s):
Note:	Please sign exactly as your name or names appear in Longevity’s stock transfer books. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.
If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.
If the signer is a partnership, please sign in partnership name by authorized person.
Please provide any change of address information in the spaces below in order that we may update our records:
Address: